EXHIBIT 99.1





FOR IMMEDIATE RELEASE
---------------------                              Contact:
Friday, July 29, 2005                              John F. Rebele
                                                   Senior Vice President
                                                   Chief Financial Officer and
                                                   Chief Administrative Officer
                                                   Building Materials
                                                   Corporation of America
                                                   (973) 628-4038


               BUILDING MATERIALS CORPORATION OF AMERICA ANNOUNCES
               ---------------------------------------------------
                        SECOND QUARTER OPERATING RESULTS
                        --------------------------------


           Building Materials Corporation of America ("BMCA" or "the Company") announced today second quarter of 2005 net income of $18.5 million compared to net income of $18.8 million in the second quarter of 2004. The decrease in second quarter of 2005 net income was primarily attributable to higher operating income, offset by higher interest expense and slightly higher other expenses.

           Operating income in the second quarter of 2005 was $48.5 million compared to $46.3 million in the second quarter of 2004. Operating income in the second quarter of 2005 was positively affected by increased net sales primarily resulting from higher average selling prices and higher unit volumes of both residential and commercial roofing products. Partially offsetting these improvements in operating results were higher raw material costs, including asphalt, and higher selling, general and administrative expenses mostly due to higher distribution costs, primarily resulting from higher sales volume and a rise in fuel prices.

                                 - continued -

           Net sales for the second quarter of 2005 reached $497.6 million, a 10.2% increase over second quarter of 2004 net sales of $451.5 million, with the increase primarily due to higher average selling prices and higher unit volumes of both residential and commercial roofing products.

           Interest expense for the second quarter of 2005 increased to $16.4 million from $14.5 million for the second quarter of 2004, primarily due to a higher average interest rate. Other expense, net was $2.2 million for the second quarter of 2005 compared with $1.8 million for the second quarter of 2004.

                       FIRST SIX MONTHS OPERATING RESULTS
                       ----------------------------------

           For the first six months of 2005, BMCA announced net income of $31.4 million compared to net income of $29.5 million in the first six months of 2004. The increase in the first six months of 2005 net income was primarily attributable to higher operating income, partially offset by higher interest expense and slightly higher other expenses.

           Operating income for the first six months of 2005 was $86.3 million compared to $78.2 million for the first six months of 2004. Operating income for the first six months of 2005 was positively affected by increased net sales primarily resulting from higher average selling prices and higher unit volumes of both residential and commercial roofing products. Partially offsetting these improvements in operating results were higher raw material costs, including asphalt, and higher selling, general and administrative expenses mostly due to higher distribution costs, primarily resulting from higher sales volume and a rise in fuel prices.

                                 - continued -

           Net sales for the first six months of 2005 reached $976.4 million, a 15.8% increase over the first six months of 2004 net sales of $843.5 million, with the increase primarily due to higher average selling prices and higher unit volumes of both residential and commercial roofing products.

           Interest expense for the first six months of 2005 increased to $32.5 million from $28.7 million for the first six months of 2004, primarily due to a higher average interest rate and higher average borrowings. The higher interest expense in the first six months of 2005 was primarily due to the issuance, in July 2004, of $200 million 7 3/4% senior notes due 2014, together with an issuance, in November 2004, of an additional $50 million of 7 3/4% senior notes due 2014, partially offset by the redemption of the Company's $100 million
8 5/8% senior notes due 2006 and a reduction in the amount outstanding under the Company's $350 million senior secured revolving credit facility. Other expense, net was $3.2 million for the first six months of 2005 compared with $2.5 million for the first six months of 2004.

                                  OTHER MATTERS
                                  -------------

           At July 3, 2005, cash and cash equivalents amounting to $57.1 million was on hand and long-term debt including current maturities was $687.3 million, with no amount outstanding under the Company's $350 million senior secured revolving credit facility.

           On July 15, 2005, the Company used cash and cash equivalents on hand and proceeds from its senior secured revolving credit facility to repay its 7 3/4 % senior notes due 2005 at maturity, aggregating $150.0 million plus accrued interest of $2.9 million.

                                     * * * *

                                 - continued -

           Building Materials Corporation of America, which operates under the name of GAF Materials Corporation, is an indirect subsidiary of G-I Holdings Inc., with annual sales in 2004 approximating $1.8 billion, and is North America's largest manufacturer of residential and commercial roofing products and specialty building products.

           This press release contains "forward looking statements" within the meaning of the federal securities laws with respect to the Company's financial results and future operations and, as such, concerns matters that are not historical facts. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in such statements. Important factors that could cause such differences are discussed in the Company's filings with the U.S. Securities and Exchange Commission and are incorporated herein by reference.


                                 - continued -

                                                           BUILDING MATERIALS CORPORATION OF AMERICA
                                                                SALES AND EARNINGS DATA (Unaudited)
                                                                      (Dollars in millions)

------------------------------------------------------------------------------------------------------------------------------------
                                                        Second Quarter Ended                      Six Months Ended
                                                        --------------------                      ----------------
                                                   July 3, 2005      July 4, 2004         July 3, 2005      July 4, 2004
                                                   ------------      ------------         ------------      ------------

Net sales                                           $  497.6            $  451.5             $  976.4         $  843.5
                                                    ---------           ---------            ---------        ---------

Costs and expenses, net: (1)
   Cost of products sold                               341.5               306.6                677.2            580.7
   Selling, general and administrative                 107.6                98.6                212.9            184.6
                                                    ---------           ---------            ---------        ---------

Total costs and expenses, net                          449.1               405.2                890.1            765.3
                                                    ---------           ---------            ---------        ---------

Operating income                                        48.5                46.3                 86.3             78.2

Interest expense                                       (16.4)              (14.5)               (32.5)           (28.7)
Other expense, net                                      (2.2)               (1.8)                (3.2)            (2.5)
                                                    ---------           ---------            ---------        ---------
Income before income taxes                              29.9                30.0                 50.6             47.0

Income tax expense                                     (11.4)              (11.2)               (19.2)           (17.5)
                                                    ---------           ---------            ---------        ---------

Net income                                          $   18.5            $   18.8             $   31.4         $   29.5
                                                    =========           =========            =========        =========

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

(1) For the three and six month periods ended July 3, 2005 and July 4, 2004, depreciation and amortization amounted to $11.7, $11.4, $23.2 and $22.0 million, respectively.